                               NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Mickey Foster
Vice President
Corporate and Investor Relations
(732) 933-5140

MILLENNIUM CHEMICALS COMPLETES REFINANCING
AND RECEIVED $102.5 MILLION TODAY

Red Bank, New Jersey - June 26, 2002 -- Millennium Chemicals (NYSE-MCH) (“Millennium”) announced that it received $102.5 million in gross proceeds, and approximately $100 million in net proceeds, today from the completion of the offering of $100 million additional principal amount at maturity of Millennium America’s 9-1/4% Senior Notes due 2008. The 9-1/4% Senior Notes, are guaranteed on a senior unsecured basis by Millennium. Certain amendments to the covenants in Millennium’s credit facilities are also effective with the completion of the Senior Notes offering and the repayment of $102.5 million of existing debt under the credit facilities with the gross proceeds of the offering. Amortization of principal from all of Millennium’s debt has been reduced to $7.5 million through June of 2005.

The notes are not registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Millennium Chemicals (website: www.millenniumchem.com) is a major international chemicals company, with leading market positions in a broad range of commodity, industrial, performance and specialty chemicals.

Millennium Chemicals Inc. is:

  The second-largest producer of TiO2 in the world and a leading producer of titanium tetrachloride and other products, including zirconia, cadmium/selenium pigments and silica gel;
  The second-largest producer of acetic acid and vinyl acetate monomer in North America;
  A leading producer of fragrance chemicals; and
  Through its partnership interest in Equistar Chemicals, LP, a partner in the second-largest producer of ethylene and third-largest producer of polyethylene in North America, and a leading producer of performance polymers, oxygenated chemicals, aromatics and specialty petrochemicals.

The statements in this press release that are not historical facts are, or may be deemed to be, “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by the use of forward-looking terminology such as “prospects,” “outlook,” “believes,” “estimates,” “intends,” “may,” “will,” “should,” “anticipates,” “expects” or “plans,” or the negative or other variation of these or similar words, or by discussion of trends and conditions, strategy or risks and uncertainties. In addition, from time to time, Millennium or its representatives have made or may make forward-looking statements in other filings that Millennium makes with the Securities and Exchange Commission, in press releases or in oral statements made by or with the approval of one of its authorized executive officers. These forward-looking statements are only present expectations. Actual events or results may differ materially. Factors that could cause such a difference include: the cyclicality and volatility of the segments of the chemical industry in which Millennium and Equistar Chemicals, LP (“Equistar”) operate, particularly fluctuations in the demand for ethylene, its derivatives and acetyls and the sensitivity of these industry segments to capacity additions; general economic conditions in the geographic regions where Millennium and Equistar generate sales, and the impact of government regulation and other external factors; the ability of Equistar to distribute cash to its partners and uncertainties arising from the shared control of Equistar and Millennium’s future capital commitments to Equistar; changes in the cost of energy and raw materials; the ability of raw material suppliers to fulfill their commitments; the ability of Millennium and Equistar to achieve their productivity improvement, cost reduction and working capital targets; the occurrence of operating problems at manufacturing facilities of Millennium or Equistar; fluctuations in currency exchange rates and other risks of doing business abroad; the cost of compliance with the extensive environmental regulations affecting the chemical industry and exposure to liabilities for environmental remediation and other environmental matters; pricing and other competitive pressures; and exposure to legal proceedings relating to present and former operations (including proceedings based on exposure to lead pigments, asbestos and other materials) and other claims. A further description of these risks, uncertainties and other matters can be found in Exhibit 99.1 to Millennium’s Report on Form 10-K for the year ended December 31, 2001. Millennium disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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